Exhibit 10.6

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into, effective as of the inception date and time of the Primary New D&O Policy as defined below (the “Effective Date”) by and between Michael J. Saylor (the “Indemnitor”) and MicroStrategy Incorporated, a Delaware corporation (the “Company”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitor and the Company recognize the increased risk of litigation and other claims currently being asserted and that may be asserted in the future against directors and officers of corporations;

WHEREAS, the Company is obligated to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each such person, an “Indemnitee”) under Article EIGHT of the Company’s Second Amended and Restated Certificate of Incorporation  and to pay or advance expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom (“Expenses”) of each such person arising from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) (each, an “Indemnifiable Event”) to the maximum extent permitted by law;

WHEREAS, in addition to the indemnification provided under the Company’s Certificate of Incorporation, the Company has purchased from time to time in the past directors’ and officers’ liability insurance to indemnify Indemnitees prior to a Change in Control from certain losses and expenses not otherwise indemnifiable by the Company pursuant to applicable laws;

WHEREAS, the Company has arranged directors’ and officers’ liability insurance covering claims made based on acts or omissions on or after the Effective Date in policies with an aggregate limit of $30 million;

WHEREAS, this aggregate amount of policy limit is $10 million less than the aggregate amount of policy limit that the Company wished to arrange;

WHEREAS, the $30 million aggregate amount of directors’ and officers’ liability insurance policy limit arranged by the company is comprised of a primary policy issued by [***] (the “Primary New D&O Policy”) and layers of excess coverage proving in the aggregate [***] in excess directors’ and officers’ liability insurance, as reflected in the chart attached hereto as Exhibit A (the “Excess New D&O Policies”).  As reflected on Exhibit A, [***] and [***] together are providing policies providing [***] excess of [***] in excess directors’ and officers’ liability insurance (the “Senior Excess New D&O Policies”);

WHEREAS, the Indemnitor has agreed to indemnify and advance Expenses to the Indemnitees to the same extent as would be required of an insurer underwriting a policy excess the Senior Excess New D&O Polices and comprising the same terms and conditions of those policies, except as set forth below; and

WHEREAS, the Company and its Board of Directors (the “Board”) believe it to be in the best interests of the Company and its stockholders to enter into this Agreement.

NOW, THEREFORE, in consideration of the above premises and covenants herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions.

(a) Definitions of capitalized terms herein shall have the same as those in or incorporated in the Senior Excess New D&O policies.

(b)“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(c) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities other than Michael J. Saylor or any of his Affiliates and any “group” within the meaning of Section 13(d) of the Exchange Act of which Michael J. Saylor or his Affiliates collectively beneficially own more than 50% of the voting Equity Interests beneficially owned by such “group”.

(d)   “Person” means any individual, corporation, partnership, joint venture, association, joint-stock Issuer, trust, unincorporated organization, limited liability company or government or other entity.

(e)  “Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(f) “Term” shall have the meaning specified in Section 8 herein.

2. Agreement to Indemnify.

(a) General Agreement. Subject to Section 5 and except as set forth below, Indemnitor shall advance and indemnify Indemnitees for all Loss, Inquiry Costs, Facilitation Costs, Policy Costs, Access to Policy Costs, Mitigation Costs, Personal Asset Costs, Personal Reputation Costs, Foreign Accommodation Costs, and Costs, Charges and Expenses, to the same extent as an insurer underwriting a policy excess of the Senior Excess New D&O Policies and comprising the same terms and conditions of those policies, that are not otherwise indemnified or indemnifiable by the Company and certified by the Company as such.  The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided or required to be provided by the Company pursuant to an applicable Indemnification Agreement, the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors, or applicable law.

(b) Claims Made. Notwithstanding anything in this Agreement to the contrary, the Indemnitor shall only be liable under this Agreement to indemnify and make payments not advanced or indemnified by the Company in connection with Claims and Inquiries first made or commenced in the Term which arise from Wrongful Acts upon or after the commencement of the Term.  For the avoidance of doubt, Interrelated Wrongful Acts related to a Wrongful Act that occurred prior to the Term shall not be considered Wrongful Acts upon or after the commencement of the Term.

(c) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, no Indemnitee shall be entitled to indemnification pursuant to this Agreement in connection with any Proceeding or part thereof initiated by such Indemnitee against Indemnitor, the Company or any other director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding or part thereof; or (ii) the Proceeding or part thereof is one to enforce indemnification rights under this Agreement.

(f) Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Indemnitor on account of any Proceeding in which judgment is rendered against any Indemnitee for an accounting of profits made from the purchase or sale by such Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state, or local laws.

3. Indemnification Payment.  Indemnitee shall receive payment of any Expenses as to which such Indemnitee is entitled to indemnification from the Indemnitor in accordance with this Agreement within ten (10) business days after Indemnitee has made a valid written demand on the Indemnitor for indemnification.

4. Notification and Defense of Proceeding. Notwithstanding anything to the contrary in this Agreement, in no event shall the Indemnitor be obligated to indemnify an Indemnitee for any Expenses or make any Expense Advances to such Indemnitee unless such Indemnitee has complied with: (i) in the case of any Expenses or Expense Advances as to which the Company would otherwise be obligated to indemnify such Indemnitee pursuant to the Company’s Certificate of Incorporation, all provisions in such Certificate of Incorporation relating to the notification to the Company of, defense and settlement of any Proceeding relating to such Expenses (the “Notice and Defense Provisions”), and (ii) in the case of all other Expenses or Expense Advances as to which the Indemnitor is obligated to indemnify such Indemnitee hereunder, all Notice and Defense Provisions as if they applied to such Expenses or Expense Advances and replacing the rights and powers of Company with those of the Indemnitor, mutatis mutandis.

5. Limits on Indemnification.

(a) Notwithstanding anything to the contrary herein, in no event shall Indemnitor be required to make any payment or advance under this Agreement: (i) in excess of $10,000,000 in the aggregate with all payments and advances made by Indemnitor hereunder, net of any amounts repaid to the Indemnitor other than the fee amounts paid pursuant to Section 6 or Section 8; or (ii) prior to the exhaustion by payment of the policy limits of the Primary New D&O Policy and Excess New D&O Policies.

(b) The Indemnitor shall not be liable under this Agreement to make any payment in connection with any claim made against any Indemnitee to the extent Indemnitee has otherwise received payment (under an Indemnification Agreement, any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder. Notwithstanding anything to the contrary herein, the Indemnitor may condition the payment of any amount to an Indemnitee under this Agreement on the receipt of a written undertaking from such Indemnitee to repay to the Indemnitor any amounts that are duplicative of any other payment that is ultimately received by such Indemnitee from the Company, any insurance policy or other source of funds or contribution.

6. Obligations of the Company. In exchange for Indemnitor’s agreement to indemnify pursuant to this Agreement and the other obligations of Indemnitor set forth herein, the Company agrees to pay Indemnitor a one-time fee of $600,000 within two (2) business days following the Effective Date (the “Fee Amount”).

7. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by Indemnitor and the Company with the approval of the Board. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

8. Term. This Agreement shall be effective as of the Effective Date and shall remain in effect for one year, unless sooner terminated by the mutual agreement of the Indemnitor and the Company with the approval of the Board (the “Term”).   Expiration or termination of this

Agreement shall operate prospectively only, so that all provisions of this Agreement shall remain in full force and effect as to any claim arising from Wrongful Acts upon or after the commencement of the Term, asserted against an Indemnitee during the Term.

9.Binding Effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including the Indemnification Agreement dated June 16, 2021, and the Indemnification Agreement dated June 12, 2022.  This Agreement does not supersede or have any effect upon the other Indemnification Agreement of even date providing $40 million in indemnification subject to its terms and conditions. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while Indemnitee was serving in an indemnified capacity pertaining to an Indemnifiable Event even though s/he may have ceased to serve in such capacity at the time of any Proceeding.

10.Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

11.Third-Party Beneficiaries.  Each Indemnitee is an express third-party beneficiary of this Agreement, and may specifically enforce the Indemnitor’s or the Company’s obligations hereunder as though a party hereunder, subject to the limitations specified herein.

12.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Virginia applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.

13.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the date and time specified above.

MICROSTRATEGY INCORPORATED
a Delaware corporation

By:	/s/ Phong Le
Name:	Phong Le
Title:	President

MICHAEL J. SAYLOR,
as Indemnitor

/s/ Michael J. Saylor
Michael J. Saylor

Exhibit A

Policy Structure

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